                                                                EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of FARO Technologies, Inc. on Form S-1 of our report dated February 13, 1998, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Jacksonville, Florida
June 19, 1998